UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 26, 2013

PAULSON CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 N.W. Lovejoy Street, Suite 720, Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

The 2013 Annual Meeting of Shareholders of the Company is scheduled to be held on November 8, 2013. This date is more than 30 days after the anniversary of the Company's 2012 Annual Meeting of Shareholders. As a result, in accordance with the Company's Bylaws, as amended, and applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), written notice from a shareholder interested in bringing business before the Company's 2013 Annual Meeting of Shareholders or nominating a director candidate for election at the Company's 2013 Annual Meeting of Shareholders, including any notice on Schedule 14N, must be received at the Company's principal executive offices, 1331 N.W. Lovejoy Street, Suite 720, Portland, Oregon 97209, by no later than 5:00 p.m., Pacific time, on October 9, 2013. Any such written notice must be directed to the attention of the Company's Secretary and comply with the applicable advance notice provisions of the Company's Bylaws. Shareholder proposals intended to be considered for inclusion in the Company's proxy materials for the 2013 Annual Meeting of Shareholders must comply with the requirements, including the deadline, set forth above as well as all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAULSON CAPITAL CORP.

Date: September 26, 2013	By:	/s/ Chester L. F. Paulson
Chester L. F. Paulson
President and Chief Executive Officer